UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2011 (January 13, 2011)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the Mine Safety and Health Administration (“MSHA”).

On January 13, 2011, Bandmill Coal Corporation, a subsidiary of Massey Energy Company (the “Company”) and operator of the Company’s Rum Creek Preparation Plant, received an imminent danger order under section 107(a) of the Mine Act stating that the emergency stop mechanism on a stockpile dozer malfunctioned. No injuries resulted from the condition described in the order and the malfunctioning mechanism was replaced.

On January 13, 2011, Martin County Coal Corporation, a subsidiary of the Company and the operator of the Company’s Voyager #7 mine, received an imminent danger order under section 107(a) of the Mine Act stating that the mine roof and ribs, along a required travel route of a mine examiner during a required weekly examination, were not being supported or otherwise controlled to protect persons from hazards relating to falls of mine roofs or ribs. No injuries resulted from the condition described in the order. The examiner’s travelway was rerouted and travel through the cited area was eliminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: January 18, 2011	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary